Exhibit 3.3

NUMBER DT CLASS C COMMON STOCK Dell Technologies Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 24703L 20 2 THIS CERTIFIES THAT IS THE RECORD HOLDER OF FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS C COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF DELL TECHNOLOGIES INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation and with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: GENERAL COUNSEL & SECRETARY CHAIRMAN & CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: TRANSFER AGENT AND REGISTRAR AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) BY:AUTHORIZED SIGNATURE Dell Technologies Inc. DELAWARE January 31, 2013

DELL TECHNOLOGIES INC. (THE “CORPORATION”) IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT. THE CORPORATION MAY REQUIRE THE OWNER OF A LOST, STOLEN OR DESTROYED STOCK CERTIFICATE, OR SUCH PERSON’S DULY AUTHORIZED ATTORNEY OR LEGAL REPRESENTATIVE, TO GIVE THE CORPORATION A BOND TO INDEMNIFY THE CORPORATION AGAINST ANY CLAIM THAT MAY BE MADE AGAINST IT ON ACCOUNT OF THE ALLEGED LOSS, THEFT OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	– as tenants by the entireties		(Cust)	(Minor)
JT TEN	– as joint tenants with right		under Uniform Gifts to Minors
	of survivorship and not as		Act
	tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL/ZIP CODE OF ASSIGNEE

Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
X

X
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.